United States
Securities and Exchange Commission

Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 26, 2005

Commission file number 001-16189

NiSource Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	35-2108964

(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

801 East 86th Avenue
Merrillville, Indiana	46410

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (877) 647-5990

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))NiSource Inc.

ITEM 7.01.   REGULATION FD DISCLOSURE

NiSource Inc. has received questions about its intentions with respect to future awards under its 1994 Long Term Incentive Plan, as currently proposed to be amended. After December 31, 2004, NiSource Inc. intends that, of the approximately 28 million shares that will be available for grant under the Plan if the currently proposed amendments are approved by the stockholders at the 2005 Annual Meeting of Stockholders, no more than 6 million shares will be awarded in the form of contingent or restricted stock, or performance units.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NiSource Inc.
(Registrant)

Date: April 26, 2005	By:	/s/ Jeffrey W. Grossman
Jeffrey W. Grossman
Vice President and Controller